                    AMENDMENT TO LOAN AND SECURITY AGREEMENT
                        AND NOTE MODIFICATION AGREEMENT
                    ________________________________________


  THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT AND NOTE MODIFICATION AGREEMENT made this 30TH day of JUNE, 1997, by and between OCAL, INC., a Delaware corporation, OCCIDENTAL COATING COMPANY, INC., a California corporation, OCAL, INCORPORATED, an Alabama corporation, OCAL DATA COMPANY, a California corporation, and OCAL TRANSPORT CO., a California corporation (jointly and severally, the "Borrower"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association formerly known as SouthTrust Bank of Alabama, National Association, having its principal office in Birmingham, Alabama (the "Bank").

                               R E C I T A L S :
                               _________________

  Ocal, Inc., an Alabama corporation and Occidental Coating Company, a California Corporation ("Original Borrowers") entered into a Loan and Security Agreement with Bank dated as of July 28, 1992, whereby Bank established in favor of Borrower a line of credit and a term note in the aggregate initial principal amount of $4,000,000. Said agreement, as amended by instruments dated July 1, 1994, December 8, 1994, and June 27, 1995, is herein referred to as the "Loan Agreement". Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement. The indebtedness referred to in the Loan Agreement is represented by a promissory note in the initial principal amount of $4,000,000, said note having been amended by instrument dated June 27, 1995, so that the maximum outstanding principal balance is now $6,500,000 (the "Note").

  Pursuant to a series of transactions consummated on March 18, 1996, Original Borrowers were a party to a reorganization transaction in which they were acquired by Ocal, Inc., a Delaware corporation ("Parent Corporation") (the "Reorganization"). The Reorganization included the acquisition by Parent Corporation of all issued and outstanding shares of Ocal Data Company, a California corporation, and Ocal Transport Co., a California corporation (collectively, the "Additional Subsidiaries").

  Original Borrowers have requested that the Loan Agreement and the Note be amended to include Parent and the Additional Subsidiaries as obligors with respect to the Obligations. Original Borrowers have further requested that Borrower have the option to price the interest rate applicable to the Loan based on the London Interbank Offered Rate. Borrower and Bank desire to set forth their agreement with respect to these matters on the terms and conditions hereinafter set forth.

  NOW, THEREFORE, the Borrower and the Bank agree as follows:

  1. The Loan Agreement is amended by adding in the initial paragraph to the list of entities constituting "Borrower" the names "Ocal, Inc., a Delaware corporation", "Ocal Data Company, a California corporation", and "Ocal Transport Co., a California corporation", and from and after the date hereof, said entities shall be deemed principal obligors with respect to all of the Obligations and other undertakings and agreements of Borrower set forth in the Loan Agreement.

  2. The Loan Agreement is hereby amended by adding the following additional definitions as Sections 1.52 through 1.67 respectively:

     1.52. Adjusted LIBOR Rate - with respect to any Interest Period for a LIBOR Rate Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the quotient of (i) the LIBOR Rate in effect for such Interest Period divided by (ii) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

     1.53. Advance - any principal amount advanced and remaining outstanding at any time with respect to any Loan, which advance shall be made or outstanding as a Base Rate Advance or a LIBOR Rate Advance.

     1.54. Applicable Law - all laws, rules, and regulations applicable to the person, conduct, transaction, covenant, or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

     1.55. Base Rate Advance - an Advance made or outstanding as a Loan with interest based on the Base Rate as provided in Section 2 hereof.

     1.56. Board of Governors - the Board of Governors of the Federal Reserve System of the United States.

     1.57. Business Day - any day excluding Saturday, Sunday, any day which is a legal holiday in the State of Alabama, and any day on which banks are authorized to close in the State of Alabama; provided, however, that when used with reference to a LIBOR Rate Advance (including the making, continuing, prepaying or repaying of any LIBOR Rate Advance or an Interest Period), the term "Business Day" shall also exclude any day on which banks are not opened for dealings in dollar deposits on the London Interbank Market.

     1.58. Dollar, U.S. Dollar and $ - lawful money of the United States of America.

     1.59. Eurocurrency Liabilities - shall have the meaning ascribed thereto in Regulation D.

     1.60. Interest Period - shall have the meaning ascribed thereto in Section 2.2.3.

     1.61. LIBOR Rate - the rate at which Dollar deposits approximately equal in principal amount to the LIBOR Rate Advance for which the LIBOR Rate is being determined and for a maturity comparable to the Interest Period for which such LIBOR Rate would apply are offered to Bank in immediately available funds in the London Interbank Market at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period.

     1.62. LIBOR Rate Advance - an Advance made or outstanding as a Loan bearing interest based on the Applicable Adjusted LIBOR Rate as provided in
Section 2 hereof.

     1.63. Notice of Borrowing - as defined in Section 2.3.1 of this Agreement.

     1.64. Notice of Conversion/Continuation - as defined in Section 2.3.3 of this Agreement.

     1.65. Regulation D - Regulation D of the Board of Governors.

     1.66. Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System of the United States in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to said Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     1.67. Taxes - any present or future taxes, levies, imposts, duties, fees, deductions, withholdings or other charges of whatever nature, including, without limitation, withholding, social security, income, sales, excise, property, payroll, franchise and license taxes, now or hereafter imposed or levied by the United States or any state or political subdivision thereof or by any foreign government or other taxing authority, and all interest, penalties, additions to tax and similar liabilities with respect thereto.

  3. Article 2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

     2. THE LOANS.

        2.1. LINE OF CREDIT LOAN -

        2.1.1. Subject to all terms set forth herein and for so long as the bank has not demanded payment of the Loan and for so long as no Event of Default exists, Bank agrees, from time to time and on the terms hereinafter set forth, to loan to Borrower, when requested by Borrower, principal amounts aggregating up to the lesser of (i) $6,500,000 or (ii) the Aggregate Loan Values as determined by the Bank from the periodic reports submitted by Borrower to the Bank. Notwithstanding any other provision hereof, the Loan Value of Inventory shall not at any time exceed the sum of $1,500,000. Within the aforesaid limits, the Borrower may borrow, make payments, and reborrow under this Agreement, subject to the provisions hereof.

        2.1.2. The obligation to repay the Loan shall be evidenced by a Note dated the date of this Agreement payable to the order of the Bank and, subject to the notice provisions of Section 2.1.7, maturing ON DEMAND, and amounts due under the Note and otherwise under this Agreement and under the Loan Documents shall be reflected in the Loan Account.

        2.1.3. Borrower shall submit a Borrower's Report in the form attached hereto as Exhibit "A" (or in such other form as may be furnished by Bank from time to time) on the date of this Agreement and at least monthly thereafter during the term of this Agreement, except that during such time as there is no outstanding principal balance on the Loan, the report need be submitted only on a quarterly basis. Each advance made under the Loan shall be effected by the presentation to Bank of said Borrower's Report and a Notice of Borrowing in accordance with Section 2.3 hereof, and subject to availability of loan proceeds under this Agreement, compliance by Borrower with the terms of this Agreement, and the absence of an Event of Default, Bank shall make such advance.

        2.1.4. If the outstanding principal amount of the Loan at any time exceeds the Aggregate Loan Values, Borrower shall immediately pay Bank an amount equal to such excess as a payment on the principal amount of the Loan. Without limiting the foregoing, which provision may be enforced by Bank at any time and which provision, as well as the other provisions hereof, may not under any circumstance be waived or altered by a course of dealing or otherwise, insofar as Borrower may request and Bank may be willing in its sole and absolute discretion to make Overadvances, Bank shall enter such Overadvances as debits in the Loan Account. All Overadvances shall be payable on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Base Rate Advances. Bank may in its sole discretion honor any request (or deemed request) for a Loan even though an Overadvance Condition then exists, or would exist with the making of such Loan, and without regard to the existence of, and without waiving, any default or Event of Default.

        2.1.5. Each borrowing under the Loan shall be effected by crediting the amount thereof to the regular checking account of Borrower maintained with the Bank or with another bank approved by the Bank.

        2.1.6. Borrower shall use the proceeds of the Loan for working capital needs, and for no other purpose.

        2.1.7. Notwithstanding the other provisions of this Agreement, the obligation of Bank to make the loans hereunder shall cease and all remaining principal, interest and other charges and fees due with respect to the Loans and the Notes shall be immediately due and payable by Borrower at any time UPON DEMAND BY BANK, provided Bank shall be required to give to Borrower one hundred and eighty (180) days prior notice of said demand. Said demand shall be given in accordance with the provisions of Section 12.5 hereof regarding notices. The notice provisions of this Section 2.1.7 shall apply only in the case of a demand not accompanied by an Event of Default, it being understood that upon the occurrence of an Event of Default no such demand shall be required nor shall any notice be given in connection with acceleration or the exercise of Bank's rights and remedies hereunder except as expressly set forth in Section 10 hereof.

        2.2. INTEREST.

        2.2.1. RATES OF INTEREST. Interest shall accrue on the principal amount of the Loan outstanding at the end of each day from the respective dates such principal amounts are advanced until paid (whether at stated maturity, acceleration, or otherwise) at a variable rate per annum equal to the applicable rate indicated below:

               (i) For each Base Rate Advance, the Base Rate in effect from time to time PLUS the applicable Base Rate Margin; or

               (ii) For each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement PLUS the applicable LIBOR Margin.

        2.2.2. BASE RATE MARGIN. The Base Rate Margin shall be equal to one percent (1%), except that during such time as Borrower maintains certain financial ratios, the Base Rate Margin may be lower as follows:

        If Borrower's Tangible Net Worth is greater than $10,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to 1 to 1, then the Base Rate Margin shall be 0%.

        If Borrower's Tangible Net Worth is greater than $9,500,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.25 to 1, then the Base Rate Margin shall be .25%.

        If Borrower's Tangible Net Worth is greater than $9,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.5 to 1, then the Base Rate Margin shall be .5%.

        If Borrower's Tangible Net Worth is greater than $9,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.75 to 1, then the Base Rate Margin shall be .75%.

If any of the criteria set forth above are not met for a particular interest rate, then the Base Rate Margin shall be the next highest rate for which both criteria have been met by Borrower.

        2.2.3. LIBOR MARGIN. The LIBOR Margin shall be equal to three percent (3%), except that during such time as Borrower maintains certain financial ratios, the LIBOR Margin may be lower as follows:

        If Borrower's Tangible Net Worth is greater than $10,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to 1 to 1, then the LIBOR Margin shall be 2%.

        If Borrower's Tangible Net Worth is greater than $9,500,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.25 to 1, then the LIBOR Margin shall be 2.25%.

        If Borrower's Tangible Net Worth is greater than $9,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.50 to 1, then the LIBOR Margin shall be 2.5%.

        If Borrower's Tangible Net Worth is greater than $9,000,000 AND Borrower's ratio of Debt to Tangible Net Worth is less than or equal to
        1.75 to 1, then the LIBOR Margin shall be 2.75%.

If any of the criteria set forth above are not met for a particular interest rate, then the LIBOR Margin shall be the next highest rate for which both criteria have been met by Borrower.

        2.2.4. DETERMINATION OF BASE RATE MARGIN AND LIBOR MARGIN. The applicable Base Rate Margin and LIBOR Margin shall be determined on a trailing quarter-by-quarter basis with the applicable margin for any calendar quarter being based on financial information available for the second preceding quarterly period. For example, the margins applicable to the third calendar quarter will be determined by the published financial information for Borrower for the first calendar quarter. All said financial data shall be taken from the Borrower's 10-Q quarterly statement released by Borrower and filed with the Securities and Exchange Commission. Should Borrower fail to file its 10-Q quarterly statement in a timely manner so that the margins cannot be determined based on the second preceding quarter financial information, the applicable Base Rate Margin and LIBOR Rate Margin shall be the highest rate permitted by the preceding Sections 2.2.2 and 2.2.3.

        2.2.5. CALCULATION OF INTEREST.

               (i) Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Bank shall promptly notify Borrower thereof by telephone or in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective.

               (ii) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; PROVIDED, HOWEVER, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Accrued interest on all Loans shall be paid upon the earliest of (1) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the occurrence of an Event of Default in consequence of which Bank elects to accelerate the maturity and payment of the Loan, (3) the last day of an Interest Period in respect of a LIBOR Rate Advance, or (4) demand by Bank.
With respect to any Base Rate Advance converted into a LIBOR Rate Advance on a day when interest would not otherwise have been payable with respect to such Base Rate Advance, accrued interest to the date of such conversion on the amount of such Base Rate Advance shall be paid by Borrower on the conversion date.

        2.2.6. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, a LIBOR Rate Advance, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Advance, which interest period shall commence on the date such LIBOR Rate Advance is made and shall end on the date that is 90 days thereafter; PROVIDED, HOWEVER, that:

               (i) the initial Interest Period for a LIBOR Rate Advance shall commence on the date of such borrowing (including the date of any conversion from an Advance of another type) and each Interest Period occurring thereafter in respect of such Advance shall commence on the date on which the next preceding Interest Period expires; and

               (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day.

        2.2.7. INTEREST RATE NOT ASCERTAINABLE. If Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London Interbank Market or Bank's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Bank shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Bank notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Bank to make LIBOR Rate Advances shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Advances.

        2.2.8. DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, including without limitation, the failure at any time by Borrower to meet the financial covenants and ratios set forth in Section 6.22 hereof, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to four percent (4%) above the Base Rate, said rate to change as and when the Base Rate changes (the "Default Rate").

        2.3. LOAN REQUESTS.

        2.3.1. Whenever Borrower desires to borrow pursuant to this Agreement (other than a borrowing resulting from a conversion or continuation pursuant to Section 2.3.3 below), Borrower shall give Bank prior written or telephonic notice of such borrowing request (a "Notice of Borrowing"). Such Notice of Borrowing shall be given by Borrower no later than 12:00 Noon, Central Time, at the office of Bank designated by Bank from time to time (i) on the Business Day of the requested date of such borrowing in the case of Base Rate Advances, and
(ii) at least two Business Days prior to the requested date of such borrowing in the case of LIBOR Rate Advances. Notices received after 12:00 Noon shall be deemed received on the next Business Day. All Loans made on the date of initial funding of the Loan shall be made as Base Rate Advances and thereafter may be made, continued as or converted into Base Rate Advances or LIBOR Rate Advances. Each Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the borrowing (which in the case of each LIBOR Rate Advance, shall be in minimum advances of at least $1,000,000 each and integral multiples of $500,000 in excess of $1,000,000), (ii) the date of borrowing (which shall be a Business Day), and (iii) whether the borrowing is to consist of Base Rate Advances, or LIBOR Rate Advances and the amount of each such Advance. Without limiting Bank's right to cease making any Advances when a default or Event of Default exists, it is expressly understood that Borrower may not request any LIBOR Rate Advances if demand has been made or if a default or Event of Default exists. All amounts outstanding with respect to which there has been no request by Borrower and approval by Bank of a LIBOR Rate Advance shall be deemed Base Rate Advances. The requirement of written notice of borrowings under this Section shall benefit Bank only and Bank may waive said requirement in one or more instances without waiving its rights to insist on strict compliance with this Section at any time thereafter.

        2.3.2. Unless payment is otherwise timely made by Borrower, the becoming due of any amount required to be paid under this Agreement, the Note or any of the other Loan Documents, as principal, accrued interest, fees or other charges, including, without limitation, any amount due with respect to the Loan, shall be deemed irrevocably to be a request by Borrower from Bank for a Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges and the proceeds of each such Loan may be disbursed by Bank by way of direct payment of the relevant obligation and shall bear interest as a Base Rate Advance.

        2.3.3. Whenever Borrower desires to convert all or a portion of an outstanding Base Rate Advance or LIBOR Rate Advance into one or more Advances of another type, or to continue outstanding a LIBOR Rate Advance for a new Interest Period, Borrower shall give Bank written notice (or telephonic notice promptly confirmed in writing) at least one Business Day before the conversion into or continuation of a Base Rate Advance and at least two Business Days before the conversion into or continuation of a LIBOR Rate Advance. Such notice (a "Notice of Conversion/Continuation") shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a LIBOR Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Base Rate Advance. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Advance, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Coverage/Continuation, Borrower shall be deemed to have elected to convert such LIBOR Rate Advance to a Base Rate Advance and said Advance shall automatically convert to a Base Rate Advance without further action of the parties. So long as any default or Event of Default shall have occurred and be continuing, no Advance may be converted into or continued as (upon expiration of the current Interest Period) a LIBOR Rate Advance. No conversion of any LIBOR Rate Advance shall be permitted except on the last day of the Interest Period in respect thereof.

        2.3.4. In no event shall the number of LIBOR Rate Advances outstanding at any time exceed four (4) nor shall the aggregate principal balance of all outstanding LIBOR Rate Advances exceed $6,500,000, nor shall Borrower be entitled to request the making of a LIBOR Rate Advance after demand or if the LIBOR period selected would exceed the maturity date (whether resulting from demand or otherwise) or during such time as an Event of Default has occurred and is continuing.

        2.3.5. As an accommodation to Borrower, Bank may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Bank by Borrower. Unless Borrower specifically directs Bank in writing not to accept or act upon telephonic or electronic communications from Borrower, Bank shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Bank's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Bank telephonically or electronically and purporting to have been sent to Bank by Borrower and Bank shall have no duty to verify the origin of any such communication or the authority of the person sending it.

        2.4. COMPUTATION OF INTEREST AND FEES. Interest hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

        2.5. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Bank to make or maintain a LIBOR Rate Advance or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Advance or (ii) at any time Bank determines that the making or continuance of any LIBOR Rate Advance has become impracticable as a result of a contingency occurring after the date hereof which adversely effects the London Interbank Market or the position of Bank in such market, then, by written notice to Borrower, Bank may (1) declare that LIBOR Rate Advances will not thereafter be made by Bank, whereupon any request by Borrower for a LIBOR Rate Advance shall be deemed a request for a Base Rate Advance unless Bank's declaration shall be subsequently withdrawn; and (2) require that all outstanding LIBOR Rate Advances made by Bank be converted to Base Rate Advances, in which event all such LIBOR Rate Advances shall be automatically converted to Base Rate Advances as of the date of Borrower's receipt of the aforesaid notice from Bank.

        2.6. INCREASED COSTS. If, by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request for any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law);

             (1) Bank shall be subject to any Tax or other charge with respect to any LIBOR Rate Advance or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payment to Bank of the principal of or interest on its LIBOR Rate Advances or its obligation to make LIBOR Rate Advances (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank's principal executive office is located); or

             (2) any reserve (including, without limitation, any imposed by the Board of Governors), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank shall be imposed or deemed applicable or any other condition affecting its LIBOR Rate Advances or its obligation to make LIBOR Rate Advances shall be imposed on Bank or the London Interbank Market;

and as a result thereof there shall be any increase in the cost to Bank of agreeing to make or making, funding or maintaining LIBOR Rate Advances (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Rate Advances), or there shall be a reduction in the amount received or receivable by Bank, then Borrower shall from time to time, upon written notice from and demand by Bank (with a copy of such notice and demand to Bank), pay to Bank, within ten (10) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Bank, shall, except for manifest error, be final, conclusive and binding for all purposes.

  If Bank shall advise Borrower at any time that, because of the circumstances described hereinabove in this Section 2.6 or any other circumstances arising after the date of this Agreement affecting Bank or the London Interbank Market or Bank's position in such market, the Adjusted LIBOR Rate, as determined by Bank, will not adequately and fairly reflect the cost to Bank of funding LIBOR Rate Advances, then, and in any such event:

             (i) Bank shall forthwith give notice (by telephone confirmed in writing) to Borrower of such advance;

             (ii) Borrower's right to request and Bank's obligation to make LIBOR Rate Advances shall be immediately suspended and Borrower's right to continue a LIBOR Rate Advance as such beyond the then applicable Interest Period shall also be suspended; and

             (iii) Bank shall make an Advance as part of the requested borrowing of LIBOR Rate Advances as a Base Rate Advance, which Base Rate Advance shall, for all purposes, be considered part of such borrowing.

  For purposes of this Section 2.6, all references to Bank shall be deemed to include Bank's holding company or a bank parent of Bank.

        2.7. CAPITAL ADEQUACY. If after the date hereof Bank determines that with respect to any or all LIBOR Rate Advances (a) the adoption of any Applicable Law, rule or regulation regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by Bank or its holding company with any request or directive of any such governmental authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Bank's capital to a level below that which Bank could have achieved (taking into consideration Bank's and its holding company's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that Bank's capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of Bank's commitment to make LIBOR Rate Advances by any amount deemed by Bank to be material:

             (i) Bank shall promptly, after Bank's determination of such occurrence, give notice thereof to Borrower; and

             (ii) Borrower shall pay to Bank, as an additional fee from time to time within ten (10) days of Bank's request therefor, such amount as Bank certifies to be the amount that will compensate Bank for such reduction.

  A certificate of Bank claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to Bank, and the method by which such amounts were determined. In determining such amount, Bank may use any reasonable averaging and attribution method. For purposes of this Section 2.7 all references to Bank shall be deemed to include Bank's bank holding company or bank parent of Bank.

        2.8. FUNDING LOSSES. Borrower shall compensate Bank, upon Bank's written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by Bank to lenders of funds borrowed by Bank to make or carry its LIBOR Rate Advances to the extent not recovered by Bank in connection with the re-employment of such funds), which Bank may sustain: (i) if for any reason (other than a default by
Bank) a borrowing of, or conversion to or continuation of, LIBOR Rate Advances does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including any conversions pursuant to Section 2.3.3 hereof) of any its LIBOR Rate Advances occurs on a date that is not the last day of an Interest Period applicable thereto, or (iii) if, for any reason, Borrower defaults in its obligation to repay LIBOR Rate Advances when required by the terms of this Agreement. For purposes of this Section 2.8, all references to Bank shall be deemed to include Bank's bank holding company or bank parent of Bank.

        2.9. LOAN ACCOUNT. Bank shall enter disbursements hereunder or under the Notes as debits to Loan Accounts maintained in the name of Borrower and shall also record in said Loan Accounts all payments made by any Borrower and all proceeds of Collateral which are finally paid to Bank, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to Borrower hereunder.

        2.10. PREPAYMENT. Borrower shall have the right at any time and from time to time to prepay the Loan, in whole or in part, without premium or penalty, except that with respect to any LIBOR Rate Advance then outstanding Borrower shall not be entitled to repay the same until expiration of the then applicable Interest Period. Any such prepayments shall be made to Bank in immediately available funds and shall be applied to the last of the installment(s) to mature. Any such prepayment shall not affect or vary the obligation of such Borrower to pay any installment when due.

        2.11. TERM. This Agreement shall remain in force and effect until the Loans, and any renewals or extensions, and all interest thereon and costs provided for herein with regard to any of them have been indefeasibly paid or satisfied in full, and until the Bank has no further obligation to advance funds to Borrower hereunder.

        2.12. PAYMENTS. All sums paid to the Bank by Borrower hereunder shall be paid directly to the Bank in immediately available funds. The Bank shall send Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within ten (10) days of its receipt of any statement which it deems to be incorrect. The Bank may, in its sole discretion, charge against any deposit account of the Borrower all or any part of any amount due hereunder.

        2.13. [Reserved]

        2.14. [Reserved]

        2.15. DEMAND OBLIGATION. Notwithstanding any provision in this Agreement, the Bank may, in its sole discretion, at any time, but subject to the notice provisions of Section 2.1.7, limit the amount of the Loan advanced to the Borrower to an amount less than the Aggregate Loan Values and/or terminate its obligation to make future loans or advances with respect to the Loan. SUBJECT TO THE NOTICE PROVISIONS OF SECTION 2.1.7, THE LOAN SHALL, NOTWITHSTANDING ANY COURSE OF DEALING OR CONDUCT ON THE PART OF THE PARTIES HERETO, OR ANY OTHER COVENANTS OR UNDERTAKINGS OF THE PARTIES HEREUNDER, REMAIN AT ALL TIMES A DEMAND OBLIGATION.

  4. Section 6.13 of the Agreement is hereby amended to read in its entirety as follows:

     6.13. COLLATERAL REPORTS. Furnish to Bank at least monthly (and more frequently if requested by Bank, but if there is no outstanding principal balance on the Loan, then such reports need be made only on a quarterly basis) a detailed accounts receivable aging report, a detailed accounts payable aging report, and an inventory report, all in form and substance, and containing such detail and information, as Bank shall request, and furnish to Bank copies of all physical inventory listings when prepared by Borrower.

  5. The Note is hereby amended by adding in the initial paragraph to the list of entities constituting "Borrower" the names "Ocal, Inc., a Delaware corporation", "Ocal Data Company, a California corporation", and "Ocal Transport Co., a California corporation", and from and after the date hereof, said entities shall be deemed principal obligors with respect to all of the obligations, undertakings and agreements of Borrower set forth in the Note the same as if original parties thereto. The liability of said entities shall be joint and several with that of the Original Borrowers thereunder.

  6. Borrower represents and affirms that no default or Event of Default exists with respect to the indebtedness referred to herein or will exist as a result of the amendments set forth herein, and Borrower further represents that no fact or circumstance presently exists, or will exist as a result of the amendments set forth herein, which could, with notice, or lapse of time, or otherwise, result in the occurrence of a default or Event of Default under the Loan Agreement or any related financing document. Borrower further represents and warrants that all representations and warranties of Borrower herein, in the Loan Agreement, and in notes, security agreements, and other writings, evidencing or securing the Loan (the "Loan Documents"), are true and correct as of the date hereof the same as if repeated on this date.

  7. Notwithstanding the provisions of this Amendment to Loan and Security Agreement, and notwithstanding any course of dealing or conduct on the part of the parties hereto, or any other covenants or undertakings of the parties hereunder or under the Loan Documents, Borrower acknowledges that the Loan, the Note(s) and the other Obligations reflected in the Loan Agreement, are PAYABLE ON DEMAND, subject only to the notice provisions set forth in Section 2.1.7 of the Loan Agreement.

  8. Borrower represents and warrants to the Bank that it has no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever in respect to the Loan Documents or the obligations due thereunder or secured thereby, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist, the same are hereby expressly waived, released and discharged.

  9. Except as herein amended, the Loan Agreement shall remain in full force and effect, and the Loan Agreement, as so amended, and each of the Loan Documents are hereby ratified and affirmed in all respects.

  10. Borrower, and the officers of Borrower executing this agreement, jointly and severally, represent and warrant to the Bank that the Borrower has full power and authority to enter into this Agreement, that the execution and delivery of this Agreement has been authorized by all requisite corporate action, and that this Agreement constitutes the valid and legally binding obligation of the Borrower enforceable against Borrower in accordance with its terms.

  11. Borrower agrees to pay to the Bank all expenses, including attorney's fees, incurred by the Bank in connection with the negotiation and preparation of this Amendment and the documents contemplated hereby.

  12. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall constitute an original, but all such counterparts together shall be deemed to be one and the same instrument.

  IN WITNESS WHEREOF, each of the parties hereto has caused this agreement of amendment to be executed by its duly authorized officer as of year and date first above written.

                              BORROWER:
                              _________

                              OCAL, INC.
                              (a Delaware corporation)


                           By:  /s/Ilan Bender
                              ________________
                              Its:   President
                              ________________

Attest:

 /s/Lida R. Frankel
___________________
 Its:   Secretary
___________________

                              OCCIDENTAL COATING COMPANY, INC.
                              (a California corporation)


                           By:  /s/Ilan Bender
                              ________________
                              Its:   President
                              ________________

Attest:

 /s/Lida R. Frankel
___________________
 Its:   Secretary
___________________

                              OCAL, INCORPORATED
                              (an Alabama corporation)


                           By:  /s/Ilan Bender
                              ________________
                              Its:   President
                              ________________


Attest:

 /s/Lida R. Frankel
___________________
 Its:   Secretary
___________________

                              OCAL DATA COMPANY
                              (a California corporation)


                           By:  /s/Ilan Bender
                              ________________
                              Its:   President
                              ________________


Attest:

 /s/Lida R. Frankel
___________________
 Its:   Secretary
___________________

                              OCAL TRANSPORT COMPANY
                              (a California corporation)


                           By:  /s/Ilan Bender
                              ________________
                              Its:   President
                              ________________


Attest:

 /s/Lida R. Frankel
___________________
 Its:   Secretary
___________________


                              BANK:
                              _____

                              SOUTHTRUST BANK,
                              NATIONAL ASSOCIATION

                          By:  /s/Shane McBride
                              _______________________________
                              Its:   Assistant Vice President
                              _______________________________